INDEPENDENT AUDITORS' REPORT

We consent to the use in this registration statement of Real
Goods Trading Corporation on Form SB-2 of our report dated May 9,
1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE AND TOUCHE, LLP

Oakland, California
August 11, 1997